Exhibit 10.1

LOAN AGREEMENT

By and Between

ARCADIA BIOSCIENCES, INC.

and

MIDFIRST BANK

033544 000609 DALLAS 2028074.1

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS	1
1.1.	Defined Terms1
1.2.	Terms Generally; References and Titles1
ARTICLE II. THE LOAN	1
2.1.	The Loan1
2.2.	Borrowing.1
(a)	Interest1
(b)	Default Rate; Late Charge2
(c)	Payment2
(d)	Prepayment2
(e)	Additional Expenditures3
(f)	Additional Costs3
(g)	Lenders Determinations3
2.3.	Security for the Loan3
ARTICLE III. REPRESENTATIONS	3
3.1.	Representations3
(a)	Status; Operational Authority3
(b)	Power; Transactional Authority; Enforceability3
(c)	No Violation; No Consent3
(d)	Financial Matters3
(e)	No Default4
(f)	Trade Name4
(g)	Litigation4
(h)	Title and Authority4
(i)	Taxes4
(j)	Foreign Person4
(k)	ERISA4
(l)	Executive Order 13224; OFAC4
(m)	Purpose4
(n)	Investment Company Act4
(o)	No Financing Statement5
(p)	Compliance with Applicable Law5
(q)	Collateral5
(r)	Beneficial Ownership and Responsibility5
ARTICLE IV. COVENANTS AND AGREEMENTS OF BORROWER	5
4.1.	Covenants and Agreements5
(a)	Change of Name, Identity or Structure5
(b)	Indemnity5
(c)	Fees and Expenses6
(d)	Waivers.6
(e)	Books and Records6
(f)	Further Assurances6
ARTICLE V. DEFAULTS AND REMEDIES	6
5.1.	Event of Default6
(a)	Monetary Obligations6
(b)	Representations6
(c)	Bankruptcy Event6
(d)	Third Party Matters6
(e)	Dissolution7

i

(f)	Non-Monetary Obligations7
5.2.	Remedies7
(a)	Pre-Event of Default7
(b)	Post-Event of Default7
(c)	Costs7
ARTICLE VI. GENERAL CONDITIONS	7
6.1.	Waiver7
6.2.	Lender's Action or Inaction7
6.3.	Lender's Rights8
6.4.	Third Party Rights8
6.5.	Satisfaction of Condition; Time8
6.6.	Assignment; Loan Participations8
6.7.	Heirs, Successors and Assigns8
6.8.	Exercise of Rights and Remedies8
6.9.	Headings9
6.10.	Inconsistency9
6.11.	Applicable Law9
6.12.	Forum; Service9
6.13.	Usury9
6.14.	Severability9
6.15.	Counterparts9
6.16.	Joint Liability9
6.17.	Modification or Termination10
6.18.	Notice10
6.19.	Signatures10
6.20.	No Partnership10
6.21.	Waiver of Jury Trial10
6.22.	Consent of Lender; Approvals10
6.23.	Imaging11
6.24.	Entire Agreement11
6.25.	Damage Waiver11

ii

LOAN AGREEMENT

Borrower and Lender, for the mutual promises in the Loan Documents and other good and valuable consideration, enter into this Agreement on May 18, 2020.

Background Recitals

A.	Borrower has requested that Lender make the Loan to Borrower.
B.	Lender has agreed, subject to the terms of the Loan Documents, to make the Loan to Borrower.
C.	Borrower and Lender desire to enter into this Agreement to specify the terms and conditions of the Loan.

Borrower and Lender (1) acknowledge the receipt and sufficiency of the above-referenced consideration, and, (2) therefore, agree as follows:

ARTICLE I.
DEFINITIONS

1.1.Defined Terms

.  Each capitalized term used in the Loan Documents has the meaning set forth in Exhibit A of this Agreement.

1.2.Terms Generally; References and Titles

.  References in this Agreement to "Articles," "Sections," "Exhibits" or "Schedules" will be to the Articles, Sections, Exhibits or Schedules of this Agreement unless otherwise specifically provided.  All Exhibits and Schedules attached to this Agreement are incorporated in, and are a part of, this Agreement for the purposes set forth in this Agreement.  Any term defined in this Agreement may be used in the singular or plural.  Words of any gender include all other genders. The terms "include," "includes," and "including" are followed by "without limitation".  Except as otherwise specified or limited in this Agreement, a reference to any Person includes the successors and assigns of the Person.  Unless otherwise specified all references "from" or "through" any date mean "from and including" or "through and including" the date.  References to any statute or act include all related current regulations and all amendments and any successor statutes, acts and regulations.  References to any statute or act, without additional reference, refer to federal statutes and acts of the United States.  References to any agreement, instrument or document includes all schedules, exhibits, annexes and other attachments to the agreement, instrument or document.

ARTICLE II.
THE LOAN

2.1.The Loan

.  Subject to the terms and conditions of this Agreement, Lender agrees to make Advances to Borrower, from time to time up to and including the Maturity Date, in a total amount at any time outstanding not to exceed the Maximum Principal Amount. The Loan is evidenced by the Note.

2.2.Borrowing.  Borrower may from time to time during the term of the Loan request Advances, partially or wholly repay amounts outstanding under the Loan, and reborrow the same, subject to all of the limitations, terms and conditions contained in this Agreement. Any request for Advance must be received by Lender no later than 1:00 p.m. (Phoenix time) on the Business Day prior to the Business Day that funding is requested. If at any time the aggregate outstanding principal balance under the Loan exceeds the Maximum Principal Amount, Borrower will immediately pay Lender such excess. No request for an Advance will be deemed received until Lender acknowledges the request. Each Authorized Person is authorized by Borrower to request Advances.  Notwithstanding the foregoing, all Advances made to Borrower will be repaid by Borrower even if the Person requesting the Advance on behalf of Borrower lacks authorization.

Interest

(i).

(i)Subject to Subsection 2.1(a)(ii) below, the Principal Amount and Additional Costs bear interest at the LIBO Rate.

(ii)All interest accruing under the Loan Documents will be calculated on the basis of a 360-day year applied to the actual number of days in each month.  Borrower shall make each payment which it owes under the Loan Documents on or before the Payment Deadline in immediately available Dollars without setoff, counterclaim or other deduction.  If Lender receives any payment after the Payment Deadline, then the payment will be credited on the next following Business Day.

(iii)Immediately after Lender gives a Suspension Notice to Borrower, Lender's obligation to make or maintain the Loan at the LIBO Rate will be suspended and all interest payable at the LIBO Rate will automatically convert to a rate of interest determined by Lender based on an index and spread that is reasonably equivalent to the most recent, reliable the LIBO Rate, as determined in good faith by Lender, prior to the date of the Suspension Notice.  Lender may only issue a Suspension Notice to Borrower under (C) of the definition of Suspension Notice if Lender issues a similar notice to its other borrowers with loans of similar maturities which are tied to a LIBOR Index and for which Lender has the right to issue such a Suspension Notice.  If circumstances further change and nullify the basis on which the Suspension Notice was given, then Lender will advise Borrower of the change and thereafter the Principal Amount will automatically bear interest at the LIBO Rate.

Default Rate; Late Charge

.

(i)Any time during an Event of Default Period (and including any period prior to and after any judgment against Borrower concerning the Loan, the Principal Amount or Additional Costs), the Principal Amount, any Additional Costs, and all past due installments of interest will, at Lender's option, bear interest at the Default Rate.

(ii)In addition to all other sums due under the Loan Documents, Borrower shall pay to Lender on demand the Late Charge upon all Past Due Indebtedness.  The Late Charge is not a penalty, but is intended to compensate Lender for the losses Lender incurs because of the delinquent payment.  Borrower agrees that, considering all of the circumstances existing on the date this Agreement is executed, the Late Charge represents a reasonable estimate of the losses Lender will incur because of any late payment, and that proof of Lender's actual losses will be costly, inconvenient, impracticable and extremely difficult to fix.  Lender does not waive the Event of Default resulting from a past due payment because Lender accepts a Late Charge.

Payment

.

(i)Borrower shall pay to Lender (A) interest on the Principal Amount, in arrears, on each Interest Payment Date.  On the Maturity Date, Borrower shall pay in full to Lender (1) the Principal Amount along with all unpaid, accrued interest, and (2) all other Indebtedness.

(ii)Except during an Event of Default Period, Lender will apply all Loan payments:  (A) first, to any unpaid Claims; (B) second, to any unpaid Additional Costs; (C) third, to accrued but unpaid interest due under the Loan Documents; (D) fourth, to all other unpaid sums due under the Loan Documents, except for the Principal Amount; and (E) last, to the unpaid Principal Amount.  During an Event of Default Period, Lender may apply all Loan payments in any order Lender elects in its sole discretion.

(iii)Borrower may not send any payments to Lender with a Paid in Full Mark.  If Borrower tenders a payment to Lender with a Paid in Full Mark, then Lender may accept the payment without losing any of Lender's rights under the Loan Documents, and Borrower will remain obligated to pay any further amounts owed to Lender under the Loan Documents.

Prepayment

.  Borrower may prepay the Loan, in whole or in part, without premium or penalty.

Additional Expenditures

.  All sums Lender pays or expends pursuant to the Loan Documents in excess of the Maximum Principal Amount will be (i) an additional loan to Borrower, (ii) Indebtedness, and (iii) immediately due and payable, upon Lender's written demand to Borrower, together with interest at the Default Rate from the date of Lender's expenditure until Borrower repays the expenditure and interest to Lender.  Notwithstanding anything to the contrary in the Loan Documents, Lender is not obligated to make any expenditures.

Additional Costs

.  Notwithstanding anything to the contrary in any of the Loan Documents, Borrower shall pay to Lender all Additional Costs immediately after Lender's demand.

Lenders Determinations

.  All of Lender's reasonable determinations under Section 2.1(a) are conclusive, absent manifest error.

2.3.Security for the Loan

.  The Loan is secured by the Security Agreement.

ARTICLE III.
REPRESENTATIONS

3.1.Representations

.  On the Effective Date and on the date of each Advance, Borrower represents to Lender that:

Status; Operational Authority

.  Borrower:  (i) is duly organized, validly existing, and in good standing, under the laws of the jurisdiction in which it is formed; (ii) is duly qualified, authorized to do business, and in good standing, in every jurisdiction (other than the jurisdiction of its formation) in which it must be qualified; and (iii) has the power and authority to own its assets, and to transact its present and proposed business.

Power; Transactional Authority; Enforceability

.  Borrower has the requisite power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party, and has taken all necessary actions to authorize its execution, delivery and performance of the Loan Documents.  Borrower has duly executed and delivered the Loan Documents.   The Loan Documents Borrower executes or under which it is obligated constitute Borrower's legal, valid and binding obligations, enforceable in accordance with the terms of the Loan Documents, subject to (i) the effect of any Applicable Bankruptcy Law, or (ii) general principles of equity.

No Violation; No Consent

.  Borrower's execution, delivery and performance of the Loan Documents, and compliance with the terms and provisions of the Loan Documents, will not (i) contravene any Applicable Law, (ii) conflict or be inconsistent with or result in any breach of any term, covenant, condition or provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of Borrower's assets pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which Borrower or Borrower's assets is bound or may be subject, or (iii) violate any term of Borrower's certificate of formation or other documents and agreements governing Borrower's existence, management or operation.  Borrower is not required to obtain the consent of any other party, including any Governmental Authority, in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents.

Financial Matters

.  Borrower financial statement previously delivered to Lender was prepared in accordance with GAAP and completely, correctly and fairly present the financial condition and the results of operations of Borrower on the date and for the period covered by the financial statements.  All other reports, statements and other data that Borrower furnished to Lender in connection with the Loan are true and correct in all material respects and do not omit any fact or circumstance necessary to ensure that the statements are not misleading.  Borrower (i) is solvent, (ii) is not bankrupt and (iii) has no outstanding liens, suits, garnishments, bankruptcies or court actions which may render Borrower insolvent or bankrupt.  Since the date of the last financial statements Borrower delivered to Lender, no event, act, condition or liability has occurred or exists, which has had, or may reasonably be expected to have, a material adverse effect upon (A) Borrower's business, condition (financial or otherwise) or operations, or (B) Borrower's ability to perform or satisfy, or Lender's ability to enforce, any of the Indebtedness.

No Default

.  No Event of Default exists.

Trade Name

.  Borrower does not do business under any trade name.

Litigation

.  There are no suits or proceedings (including condemnation) pending or (to Borrower's knowledge, after reasonable inquiry) threatened against or affecting Borrower or involving the validity, enforceability or priority of any of the Loan Documents.  Borrower has not received notice from any Governmental Authority alleging that Borrower is violating any Applicable Law.

Title and Authority

.  Borrower is the lawful owner of the Collateral free and clear from all liens, security interests and encumbrances.  Borrower has good right and authority to transfer and encumber the Collateral and to grant a security interest in the Collateral.

Taxes

.  Borrower has filed all required Tax returns.  Borrower has paid all Taxes for which it is obligated, other than those Taxes which (A) are not yet delinquent or (B) the appropriate Borrower is diligently, and in good faith, contesting and for which Borrower has made adequate reserves acceptable to Lender.

Foreign Person

.  Borrower is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701 (i.e., Borrower is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder).  Borrower's Taxpayer Identification Number is true and correct.

ERISA

.  (i) Borrower is not an "employee benefit plan" or a "governmental plan" within the meaning of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; (iii) Borrower's assets do not constitute "plan assets" under ERISA; and (iv) one or more of the following circumstances is true: (1) Equity interests in Borrower are publicly offered securities under ERISA or are securities issued by an investment company registered under the Investment Company Act of 1940; (2) Less than 25% of the value of any class of equity interests in Borrower is held by "benefit plan investors" within the meaning of ERISA; or (3) Borrower qualifies as an "operating company," a "venture capital operating company," or a "real estate operating company" within the meaning of ERISA.  Borrower will deliver to Lender such certifications and other evidence periodically requested by Lender, in its sole discretion, to verify the representations in this Subsection.

Executive Order 13224; OFAC

.  Neither Borrower nor any Person with which Borrower is associated or affiliated is (i) referred to or described in Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, as amended) or (ii) subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.  Borrower will not use any Loan proceeds in violation of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

Purpose

.  The Loan is solely for the purpose of carrying on or acquiring Borrower's business, and is not for personal, family, household or agricultural purposes.  Borrower will not use any Loan proceeds to purchase or carry "margin stock" within the meaning of Federal Reserve Regulation U (12 C.F.R. § 221 et seq., as amended).

Investment Company Act

.  Borrower is not is (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

No Financing Statement

.  There are no effective financing statements covering any of the Collateral.

Compliance with Applicable Law

.  Borrower complies with all Applicable Laws.  Borrower has not received notice that it is violating Applicable Law.  Borrower has obtained all requisite approvals, permits and other authorizations from all Governmental Authorities with jurisdiction over Borrower and Borrower's businesses.

Collateral

.  Borrower is the sole owner of and the right to assign, the Collateral.  No Person (other than Borrower or Lender) has any right, title or interest in the Collateral.  Borrower has not assigned, transferred, encumbered, created or permitted any lien upon or charge against the Collateral (except in favor of Lender). Borrower has not done anything which might prevent Lender from enjoying and exercising any of its rights and privileges under the Loan Documents.

Beneficial Ownership and Responsibility

.  As of the Effective Date, the following individuals directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, own 25% or more of the equity interests of Borrower:  NONE.  As of the Effective Date, the following individual has significant responsibility to control, manage, or direct Borrower:  Matthew Plavan.

ARTICLE IV.
COVENANTS AND AGREEMENTS OF BORROWER

4.1.Covenants and Agreements

.  Borrower covenants to Lender as follows:

Change of Name, Identity or Structure

.  Borrower shall not change its name, its jurisdiction of organization, its principal place of business, identity (including trade name) or its entity structure or governance without notifying Lender of any change in writing at least 30 days prior to the effective date of the change.

Indemnity

.  Borrower's obligations under this Section 4.1(c) survive (1) payment in full of all Indebtedness, (2) maturity of the Loan and (3) termination of this Agreement and the other Loan Documents.

(i)Borrower shall protect, defend, indemnify, reimburse and hold each Indemnified Party harmless for, from and against all Claims of every kind, known or unknown, foreseeable or unforeseeable, which may be imposed upon, asserted against or incurred or paid by an Indemnified Party at any time, arising out of or in any way connected with (A) the Loan, (B) the Collateral, (C) any Loan Document, (D) any act performed or omitted to be performed by any Indemnified Party under any Loan Document, (E) any Event of Default, (F) any claim by a Governmental Authority for any Taxes, or (G) Borrower violation of Applicable Law, INCLUDING ANY claims ACTUALLY OR ALLEGEDLY ARISING FROM THE ORDINARY, CONTRIBUTORY, COMPARATIVE OR SOLE NEGLIGENCE, OR STRICT LIABILITY, OF ANY INDEMNIFIED PARTY, except to the extent a court of competent jurisdiction determines in a final, non-appealable judgment that the Claims actually arose from the Indemnified Party's gross negligence or intentional misconduct.

(ii)If an Indemnified Party notifies Borrower of any Claims for which Borrower's indemnity in Subsection (i) above applies, Borrower shall, on behalf of the Indemnified Party, assume and conduct, with due diligence and in good faith, the investigation and defense of the Claims with counsel selected by the Indemnified Party.  If both Borrower and an Indemnified Party are defendants to the Claims and the Indemnified Party has been advised in writing by counsel that there may be legal defenses available to it which are inconsistent with those available to Borrower, then the Indemnified Party may select separate counsel to participate in the investigation and defense of the Claims on its own behalf, and Borrower will pay or reimburse the Indemnified Party for all Attorneys' Fees incurred with respect to separate counsel.

(iii)If an Indemnified Party notifies Borrower of any Claims for which Borrower's indemnity in Subsection (i) above applies and Borrower fails, within 15 days after being notified of the Claims, to take the actions required under Subsection (ii) above, then (A)

notwithstanding to the contrary in any of the Loan Documents, an Event of Default will immediately occur, and (B) the Indemnified Party may contest (or settle) the Claims at Borrower's expense using counsel selected by the Indemnified Party.

Fees and Expenses

.  Borrower shall pay, immediately upon Lender's demand, all fees (including lien or security interest search fees and Attorneys' Fees) and all other costs Lender or Borrower incurs in connection with (A) the Loan and the Loan Documents, (B) any Event of Default, (C) Lender's (1) exercise of remedies under the Loan Document or (2) protection of the Collateral, or (D) any modification to the Loan Document.

(d)Waivers.

(i)Borrower, with respect to the Indebtedness, waives, to the extent permitted by the Governing Law:  (A) PRESENTMENT FOR PAYMENT; (B) DEMAND; (C) NOTICE OF DEMAND, DISHONOR AND NONPAYMENT; (D) NOTICE OF INTENTION TO ACCELERATE; (E) NOTICE OF ACCELERATION; (F) NOTICE OF DISPOSITION OF COLLATERAL; (G) THE DEFENSE OF IMPAIRMENT OF COLLATERAL; (H) THE RIGHT TO A COMMERCIALLY REASONABLE SALE OF COLLATERAL; (I) PROTEST AND NOTICE OF PROTEST; and (J) DILIGENCE IN COLLECTING, AND BRINGING SUIT AGAINST ANY OTHER PERSON.

Books and Records

.  Borrower shall keep accurate books and records in accordance with GAAP.

Further Assurances

.  Borrower shall, on Lender's request and at Borrower's cost promptly: (i) correct any defect concerning the Loan Documents or the Collateral; (ii) execute, deliver and file any instrument, and do anything Lender determines to be necessary or desirable to carry out the purposes of the Loan Documents; (iii) take all necessary action to promptly protect the liens or the security interests under the Loan Documents against any Person other than Lender; and (iv) take all actions necessary or desirable in Lender's determination to comply with the requirements or requests of any Governmental Authority.

ARTICLE V.
DEFAULTS AND REMEDIES

5.1.Event of Default

.  The term "Event of Default" means that:

Monetary Obligations

. Borrower fails to pay:  (i) prior to the Maturity Date, any Indebtedness within 5 days after it is due and payable; or (ii) all of the Indebtedness on the Maturity Date; or

Representations

. Borrower representation to Lender in the Loan Documents is false or misleading in any material respect; or

Bankruptcy Event

. Bankruptcy Event occurs; or

Third Party Matters

. Borrower (i) is in default under any agreement (other than the Loan Documents), (ii) fails to pay any final money judgment, (iii) becomes party to any proceeding, or (iv) fails to comply with any Applicable Laws, which may (in Lender's determination) materially and adversely impair (A) Borrower's ability to perform its obligations under the Loan Documents, or (B) the value of, or Lender's rights in, the Collateral; or

Dissolution

.  Borrower dissolves, liquidates, merges or consolidates; or any interest in Borrower is, voluntarily or involuntarily, assigned, or encumbered; or

Non-Monetary Obligations

.  Borrower fails, on or before the expiration of the Grace Period, to timely perform any of its obligations in any Loan Document, other than those failures specifically governed by any other (i) Subsection of this Section 5.1, or (ii) Section of this Agreement or the Loan Documents.

5.2.Remedies

.

Pre-Event of Default

.  Lender may file, appear in, or defend any Loan Matter.  Lender may employ counsel (including in-house counsel) and incur any expenses, including Attorneys' Fees, in connection with any Loan Matter.  If Lender incurs any expense in connection with any Loan Matter, then the expenditure will bear interest at the Default Rate from the date incurred until the date on which Borrower fully repays the expenditure along with all accrued interest.  The expenditure and all accrued interest are Indebtedness. Borrower shall immediately pay to Lender all amounts due under this Subsection upon Lender's demand.

Post-Event of Default

.  Subject to any limitations under the Governing Law and the applicable Laws of the State, during any Event of Default Period, Lender may terminate Borrower’s ability to request Advances, declare all Indebtedness in its entirety to be immediately due and payable or exercise any right at law or in equity, or any remedy expressly provided in any of the Loan Documents, including foreclosing any liens or security interests;

Lender is not obligated to undertake any remedies under the Loan Documents.  However, by exercising any rights under the Loan Documents, Lender does not (unless Lender expressly agrees in writing) become liable to any Person (including Borrower), EVEN IF THE lIABILITY ACTUALLY OR ALLEGEDLY AROSE FROM THE ORDINARY, CONTRIBUTORY, COMPARATIVE OR SOLE NEGLIGENCE, OR STRICT LIABILITY OF LENDER.  Lender will only be liable for liabilities if a court of competent jurisdiction determines in a final, non-appealable judgment that the liability arose from Lender's gross negligence or intentional misconduct.

Lender's rights under this Section are in addition to any other rights and remedies Lender may have under the Loan Documents, at law, in equity or otherwise.

Costs

(a).  All sums Lender incurs in connection with exercising its rights under the Loan Documents will be (1) additional Indebtedness and will bear interest from the date on which Lender incurs the sum until the date on which the sum is repaid in full at the Default Rate, and (2) secured by the Loan Documents.  In addition to Lender's rights under the Loan Documents, Lender will be automatically subrogated to all rights of any Person receiving any sum from Lender.

ARTICLE VI.
GENERAL CONDITIONS

6.1.Waiver

.  Lender may, without impairing its rights under the Loan Documents (a) waive or not enforce any term of the Loan Documents (b) release any part of the Collateral from the lien or security interest of the Loan Documents or (c) release any Person, directly or indirectly, liable for the Indebtedness or any covenant in the Loan Documents, without releasing the liability of any other Person.

6.2.Lender's Action or Inaction

.  The liens, security interests or other rights of Lender in any Loan Document will not be impaired by any indulgence, moratorium or release that Lender may grant, including (a) any renewal, extension, increase or modification which Lender may grant with respect to any Indebtedness, (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant in respect of the Collateral, or any part thereof or any interest therein, or (c) any release or indulgence granted to any endorser, guarantor or surety of any Indebtedness.  If Lender takes additional security, then Lender will not be deemed to have released or impaired Lender's liens, assignments, security interests or other rights in and to the Collateral or under the Loan Documents and Borrower's and any other endorser's, guarantor's or other surety's liability will not be affected, and the rights of any permitted junior lienholder will not be improved, thereby.  Lender may resort to any Collateral (or to any other security now existing or hereafter given to secure payment of the Indebtedness) in such order as Lender deems best (in its sole discretion) without waiving any of the rights, benefits, liens or security interests evidenced by the Security Agreement.

6.3.Lender's Rights

.  Lender may waive any Event of Default without waiving any other prior or subsequent Event of Default.  Lender may remedy any Event of Default without waiving the Event of Default remedied.  Lender's failure to exercise (in any period of time) any right, power or remedy after any Event of Default will not be a waiver of (i) any Event of Default or (ii) Lender's right to exercise any power or remedy at a later date.  Lender's (a) delay in accelerating or failure to accelerate the Indebtedness during any Event of Default Period, (b) acceptance of a partial or past due payment, or (c) indulgence, from time to time, of Borrower, is not a (1) novation of the Note, (2) reinstatement of the Indebtedness, or (3) waiver of Lender's right to accelerate or thereafter to insist on strict compliance with the terms of this Agreement and the other Loan Documents.  Lender's single or partial exercise of any right, power or remedy under the Loan Documents will not exhaust the same or preclude any other or further exercise thereof, and every such right, power or remedy under any of the Loan Documents may be exercised at any time and from time to time.  (x) The Loan Documents will not be modified, (y) no waiver under the Loan Documents will be granted, and (z) Lender will not have consented to Borrower's departure from any term of the Loan Documents, unless Lender has executed such a written (A) modification, (B) waiver or (C) consent, and any such modification, waiver or consent is effective only in the specific instance and purpose for which it was given and to the extent specified in writing.  Borrower will not be entitled to any additional notice or demand under the Loan Documents, unless specified therein, regardless of whether Lender has given Borrower any notice or made any demand on Borrower which was not expressly required under the terms of the Loan Documents.  Lender may accept, on account only, any payment in an amount less than the amount then due on the Indebtedness without in any way affecting the existence of an Event of Default.

6.4.Third Party Rights

.  No Person, other than Lender, the Indemnified Parties and Borrower is a beneficiary of the Loan Documents.

6.5.Satisfaction of Condition; Time

.  Lender may freely establish to its satisfaction (in its absolute discretion) the existence (or nonexistence) of any fact actually or implicitly required to satisfy any condition of this Agreement.  Time is of the essence for the Loan Documents.

6.6.Assignment; Loan Participations

.

(a)Notwithstanding anything to the contrary in the Loan Documents, Borrower may not assign its rights under any of the Loan Documents without the prior written consent of Lender.  Any Borrower assignment without Lender's written consent will (i) be an immediate Event of Default, (ii) relieve Lender from all further obligations under the Loan Documents, and (iii) at Lender's option, be null and void.

(b)Lender may assign, sell or offer to assign or sell interests in the Loan or any portion of the Loan Documents and disseminate to any purchaser, assignee or prospective purchaser or assignee any information Lender has pertaining to the Loan, including credit information on Borrower Parties and any of their respective principals.  If Lender makes any assignment or sells any interest in the Loan, then Borrower shall make all modifications, at Lender's or its purchaser's or assignee's expense, to this Agreement as will facilitate Lender's sale or assignment, provided that no modification will materially add to Borrower's obligations under the Loan Documents.

6.7.Heirs, Successors and Assigns

.  The Loan Documents (i) are binding upon Borrower, and its heirs, devisees, representatives, successors and permitted assigns and (ii) inure to the benefit of Lender and the Indemnified Parties, and their respective successors, substitutes and assigns.  All references in this Agreement to Borrower, Lender or Indemnified Parties will include all of their respective heirs, devisees, representatives, successors, substitutes and permitted assigns.

6.8.Exercise of Rights and Remedies

.  Lender may exercise each right and remedy under the Loan Documents, at law or in equity at any time and from time to time.  All of Lender's rights and remedies under the Loan Documents, at law or in equity are separate, distinct and cumulative.  Lender's exercise of any right or remedy under the Loan Documents, at law or in equity will not preclude Lender from later exercising the same right or remedy, or from exercising any other right or remedy under the Loan Documents, at law or in equity.

6.9.Headings

.  The headings of the sections and subsections of this Agreement are for convenience of reference only and will not affect the scope or meaning of the sections of this Agreement.

6.10.Inconsistency

.  If there are any inconsistencies between this Agreement and the other Loan Documents, then this Agreement will control all inconsistencies, except those inconsistencies necessary to create or preserve a valid lien upon or security interest in the Collateral.  The Security Agreement will control all inconsistencies among the Loan Documents concerning the creation, preservation, perfection and foreclosure of all liens upon or security interests in the Collateral.

6.11.Applicable Law

.  The Loan Documents and the rights and obligations of Borrower and Lender are in all respects governed by, and construed and enforced in accordance with the Governing Law (without giving effect to its principles of conflicts of law).

6.12.Forum; Service

.  BORROWER IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN MARICOPA COUNTY, ARIZONA OVER ANY PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS. BORROWER AGREES THAT, IN ADDITION TO ANY METHOD OF SERVICE UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING RELATING TO THE LOAN DOCUMENTS AND FILED IN ANY STATE OR FEDERAL COURT SITTING IN MARICOPA COUNTY, ARIZONA MAY BE SENT AND GIVEN AS SET FORTH IN SECTION 6.18.

6.13.Usury

.  Lender and Borrower intend that the Loan Documents strictly comply with applicable usury law.  All interests and other charges, fees, goods, things in action or other sums, things of value and reimbursable costs that Borrower is (or may become) obligated to pay in connection with the Loan, and which constitute "interest" under A.R.S. § 44-1201 et seq., are interest in addition to the LIBO Rate, which Borrower contracts in this written Agreement to pay. Therefore, Lender and Borrower agree that:  (i) none of the terms of the Loan Documents create a contract to pay for the use, forbearance or detention of money, or interest at a rate in excess of the Maximum Rate; (ii) Borrower will not ever be obligated or required to pay interest on the Indebtedness or any other sums due under the Loan Documents at a rate in excess of the Maximum Rate; and (iii) this Section controls over all other provisions of the Loan Documents which may be in conflict with this Section.  Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges on any portion of the Indebtedness.  If at any time the interest received for the Indebtedness exceeds the Maximum Rate, then Lender will, at its option, either refund to Borrower the amount of the excess or credit the amount of the excess against the Principal Amount.  Borrower agrees that the Loan is not usurious and agrees that if, at any time, Borrower believes that the Loan is usurious, it shall give Lender (a) notice of the condition and (b) 60 days in which to make an appropriate refund or other adjustment, if necessary, to correct the condition.

6.14.Severability

.  If any term of the Loan Documents is unenforceable or invalid, then those terms will either be (i) removed from the Loan Documents, or (ii) if possible (and acceptable to Lender), reformed by the court finding the term unenforceable or invalid to be a valid and enforceable term which is as similar as legally possible to the invalid or unenforceable term.  All remaining portions of the Loan Documents will remain enforceable and valid.

6.15.Counterparts

.  The Loan Documents may be executed in any number of counterparts with the same effect as if all signers executed the same instrument.  All counterparts of each Loan Document must be construed together and will constitute one instrument.

6.16.Joint Liability

.  If more than one Person is included in the definition of "Borrower", then each Person included in the definition of "Borrower" will be jointly and severally liable for Borrower's obligations under this Agreement.

6.17.Modification or Termination

.  The Loan Documents may only be amended, modified or terminated by a written instrument executed by Lender and Borrower (who is a party to the Loan Document being amended, modified or terminated).  Notwithstanding the foregoing, Borrower agrees that it will be bound by any written amendment or modification of the Loan Documents between Lender and any subsequent owner of the Collateral, with or without notice to Borrower, and Borrower's obligations under the Loan Documents will not be impaired because of any such amendment or modification.  This Section does not permit Borrower to transfer any of the Collateral.

6.18.Notice

.  Except for notices which are required to be given differently by Applicable Law, any notice or communication required or permitted under the Loan Documents must be made in writing and sent by (a) personal delivery, (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, addressed as follows:

To Lender:	MidFirst Bank 3030 E. Camelback Road Phoenix, Arizona 85016
Attention: Ryan Helm
With a copy to:	MidFirst Bank Attention: Legal Department 501 NW Grand Blvd. Oklahoma City, OK 73118
To Borrower:	Arcadia Biosciences, Inc.

202 Cousteau Place, Suite 105,

Davis, California, 95618

Attn:  Pam Haley, CFO

;

or to such other address as Lender or Borrower may designate in writing and deliver in accordance with this Section.  Any change of address will be effective on the 5th Business Day after notice is given pursuant to the terms of this Section.  Any notice or communication sent in accordance with this Section will be deemed to be given (i) at the time of personal delivery, or (ii) if sent by delivery service or mail, as of the date of the first attempted delivery at the address and in the manner provided in this Section.  Borrower consents to Lender recording any telephone communications between Lender and Borrower.

6.19.Signatures

.  The Loan Documents may be executed by Facsimile Signature and delivered by electronic means, including a PDF (or other format) attachment to an email or fax.  Subject to Applicable Law, any Loan Documents executed by Facsimile Signature will have the same force and effect as a Loan Document containing an original signature and will be binding on all parties to the Loan Documents.  Lender may require that any Loan Document with a Facsimile Signature be confirmed by an original signature.  However, Lender's failure to request or Borrower's failure to deliver any original signature confirmation will not limit the effectiveness of any Loan Document executed by Facsimile Signature.  In this Section, "original signature" means a manually signed document by a natural person, as opposed to an electronic signature, and "Facsimile Signature" means the signature of a natural person produced by mechanical means, printer or stamp.

6.20.No Partnership

.  Nothing in the Loan Documents is intended to create any partnership, joint venture or association between Borrower and Lender.

6.21.Waiver of Jury Trial

.  BORROWER AND LENDER WAIVE ANY RIGHT TO A JURY TRIAL CONCERNING ANY DISPUTE ARISING FROM OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS.  BORROWER AND LENDER HAVE BOTH BEEN ADVISED BY COMPETENT COUNSEL IN CONNECTION WITH THIS WAIVER.

6.22.Consent of Lender; Approvals

.  Except as otherwise expressly provided in the Loan Documents, if Lender's approval, consent or judgment is required under any Loan Document, then Lender may, in its sole discretion, exercise its judgment in granting or denying its approval or consent regardless of the reasonableness of the request or Lender's judgment.

6.23.Imaging

.  Lender may image and destroy the executed, original Loan Documents.  Borrower waives any right it has, or may have in the future, to claim that the imaged copies of the Loan Documents are not originals or the best evidence of the Loan Documents.

6.24.Entire Agreement

.  The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Loan.  The Loan Documents supersede all prior written or oral understandings and agreements between Borrower and Lender with respect to the Loan.

6.25.Damage Waiver

.  Borrower and Lender agree that neither party will be liable to the other party or any other Person for any punitive, exemplary, consequential or other special damages which may actually or allegedly arise from the Loan, the Loan Documents or the Collateral, INCLUDING ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES ACTUALLY OR ALLEGEDLY ARISING FROM THE ORDINARY, CONTRIBUTORY, COMPARATIVE OR SOLE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY, OF BORROWER OR LENDER.  The foregoing waiver does not limit or otherwise impair the terms of Section 4.1(c) above.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

Borrower and Lender have executed this Agreement to be effective on the Effective Date.

ARCADIA BIOSCIENCES, INC., a Delaware corporation

By:/s/ Pamela Haley

Name:Pamela Haley

Title:CFO

Borrower's Signature Page

to

Loan Agreement

MIDFIRST BANK, a federally chartered savings association

By:/s/ Ryan Helm

Name:Ryan Helm

Title:Senior Vice President

Lender's Signature Page

to

Loan Agreement

EXHIBIT A

Definition of Terms

"Additional Costs" means (1) all costs, losses and expenses Lender (in its reasonable determination) incurs (at any time) from (i) making or maintaining the Loan, (ii) protecting the Collateral, or (iii) enforcing its remedies under the Loan Documents during an Event of Default Period, and (2) any reduction in any amount (including lost profits) to which Lender is entitled under the Loan Documents.  Additional Costs includes costs which (a) subject Lender to any tax, duty or other charge with respect to the Loan, or changes the basis of taxation of any amounts payable to Lender under the Loan (other than taxes imposed on the overall net income of Lender or of its applicable lending office by the jurisdiction in which Lender's principal office or such applicable lending office is located) or (b) impose or modify any reserve, special deposit or similar requirements relating to Lender.  For purposes of this definition, the term "Lender," at Lender's option, includes Lender's present and future participants in the Loan.

“Advance” shall mean an advance of Loan funds pursuant to the terms of this Agreement.

"Agreement" means this Loan Agreement as, from time to time, amended, modified or restated.

"Applicable Bankruptcy Law" means Title 11 of the United States Code, any regulation or rule promulgated thereunder or any other present or future insolvency, bankruptcy or similar law, including laws concerning assignments for the benefit of creditors, appointment of a receiver, trustee, custodian or liquidator, under the laws of the United States or the State of Arizona.

"Applicable Law" means all Laws, covenants, conditions and restrictions (including private restrictive covenants) and other requirements relating to or affecting Borrower, Lender or the Collateral.

"Attorneys' Fees" means all reasonable fees, costs and expenses of attorneys (including allocated costs of in-house counsel), other professional consultants and experts.

“Authorized Person” means an individual authorized to request Advances as provided in that certain Disbursement Signature Authorization and Instruction Form, dated of even date herewith executed by Borrower

"Bankruptcy Event" means any of the following events:  (i) Borrower files a petition for relief under Applicable Bankruptcy Law; (ii) any party (other than Lender) files an involuntary petition for relief under Applicable Bankruptcy Law against Borrower and such petition is not dismissed within 60 days after being filed; (iii) a court of competent jurisdiction enters an order for relief under any Applicable Bankruptcy Law which is related in any way to a petition filed under (i) or (ii) above; (iv) Borrower, at any time, requests or consents to any composition, rearrangement, extension, reorganization or other relief of any debtor; (v) Borrower (A) is generally not paying its debts as they become due, (B) is insolvent, (C) fraudulently transfers any of its assets to the detriment of any of its creditors, (D) makes an assignment for the benefit of creditors, or (E) admits in writing that it is unable to pay its debts as they become due; or (vi) a receiver, trustee or custodian is appointed for, or takes possession of, all or substantially all of Borrower’s assets, either in a proceeding Borrower brings, or any other Person (except for Lender) brings against Borrower, and any such appointment is not discharged or such possession is not terminated within 60 days after commencing, or Borrower consents to or acquiesces in such appointment or possession (unless such consent or acquiescence is in connection with any Lender initiated proceeding).  A Bankruptcy Event may exist even if an Event of Default cannot be declared because of Applicable Bankruptcy Law.

"Borrower" means ARCADIA BIOSCIENCES, INC., a Delaware corporation and its successors and permitted assigns.

"Business Day" means each day of the week which is not a Saturday, Sunday or a holiday recognized and observed by the Board of Governors of the Federal Reserve System.

"Claims" means any claim, demands, liabilities, losses, damages, causes of action, judgments, penalties, fines, costs and expenses (including Attorneys' Fees, and of the investigation and defense of any claim, whether or not such claim is ultimately defeated, and the settlement of any claim or judgment including all value paid or given in settlement).

Exhibit A

to

Loan Agreement

"Collateral" means the Deposit Account together with all rights and proceeds respecting the Deposit Account, as more particularly referenced in the Security Agreement.

"Control" or "controls" means, with respect to Borrower, the power to direct the management and policies of Borrower, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlating to the foregoing.

"Default Rate" means a per annum rate of interest equal to the lesser of (i) the Prime Rate plus 5.0%, and (ii) the Maximum Rate.

“Deposit Account” shall have the same meaning as set forth in the Security Agreement.

"Dollars" and "$" means lawful money of the United States of America, which at the time of payment is legal tender for the payment of all public and private debts.

"Effective Date" means the date on which each condition set forth on Exhibit D of this Agreement is satisfied.

"ERISA" means, as amended, the Employee Retirement Income Security Act of 1974 and all rules, regulations and guidance promulgated thereunder.

"Event of Default" has the meaning set forth in Section 5.1.

"Event of Default Period" means the period beginning on the occurrence of an Event of Default and ending on the cure of the Event of Default.

"Financing Statement" means a financing statement naming Borrower, as debtor, and Lender, as secured party, perfecting the security interest in any part of the Collateral which is covered by and may be perfected under the UCC.

"GAAP" means those generally accepted accounting principles and practices recognized from time-to-time by the Financial Accounting Standards Board (or any generally recognized successor).  Borrower and all parties who must deliver any financial information to Lender under this Agreement or any other Loan Document must consistently apply GAAP to all statements and information delivered or provided, or otherwise made available, to Lender.

"Governing Law" means all United States (applicable to transactions in the State of Arizona) and Arizona laws, statutes, regulations, ordinances, rules, judgments, orders, decrees, and other governmental restrictions (include any amendment or modification thereto) relating to or affecting the Loan, the Indebtedness or the Loan Documents.

"Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

"Grace Period" means a period of either: (i) 30 days after Lender delivers written notice to Borrower (the "Initial Grace Period") and demand for the performance of any default of any covenant, agreement, warranty or condition set forth in this Agreement; or (ii) 60 days if (A) Borrower immediately commences and diligently pursues the cure of such default and delivers (prior to the end of the Initial Grace Period) to Lender a written request for more time, and (B) Lender reasonably determines that the default cannot be cured within the Initial Grace Period but can be cured within 90 days after the default.

"IBA" means the ICE Benchmark Administration or its successor as the administrator for LIBOR.

"ICE" means the Intercontinental Exchange.

"Indebtedness" means all obligations, liabilities and indebtedness of Borrower arising under the Loan

Exhibit A

to

Loan Agreement

Documents (including all Additional Costs).

"Indemnified Party" means Lender and its directors, officers, employees and agents (and their predecessors and successors) and any Person owned or controlled by, owning or controlling, or under common control or affiliated with Lender or Trustee and their respective successors and assigns.

"Interest Payment Date" means the first Business Day of each calendar month beginning on the first month following the first Advance of the Loan and ending on the earlier of (i) the date the Loan is repaid in full, and (ii) the Maturity Date.

"Interest Period" means a period beginning on the first Business Day of each calendar month, and ending on the calendar day immediately preceding the first Business Day of the next calendar month.  However, the first Interest Period will begin on the Effective Date and end on the calendar day immediately preceding the first Business Day of the first calendar month following the Effective Date.

"Late Charge" means a product equal to 5.0% times the amount of any Past Due Indebtedness.

"Law"  or "Laws" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction, or binding judicial (or tribunal) decisions of any Governmental Authority.  All references to Law include any amendment or modification to the Law, and all regulations, rulings, and other Laws promulgated under such Law.

"Lender" means MIDFIRST BANK, a federally chartered savings association, and its successors and assigns.

"Lender's Offices" means 3030 E. Camelback Road, Phoenix, Arizona 85016 or any other place Lender designates from time to time.

"LIBO Rate" means, a per annum interest rate equal to the greater of (i), three and one-quarter percent (3.25%) and (ii) the rate equal to the sum of (a) the quotient of the LIBOR Index for Interest Period in question divided by (1 minus the Reserve Requirement), and (b) 2.50%; but in no event greater than the Maximum Rate.

"LIBOR" means the London Interbank Offered Rate.

"LIBOR Business Day" means each day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

"LIBOR Index" means the rate equal to the offered rate (and not the bid rate) for deposits in U.S. Dollars for a period equivalent to the Interest Period, as published by the IBA two LIBOR Business Days before the beginning of the applicable Interest Period.

"Loan" means the loan or loans Lender makes to Borrower pursuant to this Agreement (or the other Loan Documents) up to the Maximum Principal Amount.

"Loan Documents" means this Agreement, the Security Agreement, and all other instruments evidencing, guarantying, securing, governing or relating to the Loan, and all amendments, modifications, renewals, substitutions and replacements of any of the foregoing Loan Documents.

"Loan Matter" means any action or proceeding which may affect the rights or duties of any Person under the Loan Documents.

"Maturity Date" means the earlier to occur of (1) the Stated Maturity Date and (2) the date on which the entire Loan must be paid in full after acceleration pursuant to the terms of the Loan Documents.

"Maximum Principal Amount" means TWO MILLION AND NO/100 DOLLARS ($2,000,000.00).

"Maximum Rate" means the maximum interest rate permitted under the Governing Law.

"Note" means the Promissory Note of even date herewith made by Borrower, payable to the order of Lender and in the amount of the Loan.

Exhibit A

to

Loan Agreement

"Paid in Full Mark" means any payment Borrower tenders to Lender marked "paid in full," "without recourse," or any similar language.

"Past Due Indebtedness" means the sum of any Indebtedness which Borrower fails to pay to Lender within the earlier to occur of (i) 10 days after the date on which the Indebtedness is due, and (ii) the Maturity Date.

"Payment Deadline" means no later than 11:00 a.m. (Central time zone) on the date any payment is due and payable under this Agreement or the date any voluntary prepayment is made.

"Person" means a natural person, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

"Prime Rate" means, for any day, the lesser of (i) the prime rate as published in The Wall Street Journal's "Money Rates" table for that day and (ii) the Maximum Rate.  If multiple prime rates are quoted in the "Money Rates" table, then the highest quoted prime rate will be the Prime Rate.  If the Prime Rate is no longer published in The Wall Street Journal, then Lender will choose a substitute index rate for calculating the Prime Rate and promptly notify Borrower of the new index rate.  The Prime Rate may not be the lowest rate of interest that Lender charges.  The Prime Rate will fluctuate with each change reported by The Wall Street Journal (or as determined by Lender if no longer published by The Wall Street Journal) as of the day of any reported change.

"Principal Amount" means, at any point in time, that portion of the principal balance of the Loan which is unpaid.

"Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as amended or supplemented from time to time.

"Reserve Requirement" means the rate at which Lender must maintain reserves (including any marginal, supplemental or emergency reserves), if any, under Regulation D of the Federal Reserve System (a) against "Eurocurrency Liabilities" (as such term is used in Regulation D), or (b) pursuant to Applicable Law against (i) any category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined as provided in this Agreement, or (ii) any category of extensions of credit or other assets which includes loans the interest rate on which is determined on the basis of rates referred to in the definition of "LIBO Rate".

"Security Agreement" means that certain Pledge and Security Agreement dated of even date herewith by and between Borrower and Lender.

"State" means the state of Arizona.

"Stated Maturity Date" means May 18, 2023.

"Suspension Notice" means the notice from Lender to Borrower setting forth Lender's good faith determination that (A) the LIBOR Index is not reported, or (B) (as a result of changes to Applicable Law) it has become unlawful or discouraged for Lender to make or maintain the Loan at the LIBO Rate, or (C) the LIBOR Index (1) is unreliable or impractical to use for loans tied to any LIBOR Index or for Lender's risk management or hedging related to any such loans, or (2) is no longer the predominant index for variable rate loans made by Lender or its competitors, or (3) no longer permits Lender to achieve (in all material respects) the return on the Loan as Lender modeled at the time Lender approved the Loan.

"Tax" or "Taxes" means all (1) income, franchise, margin and other taxes, which now or in the future, may be assessed against Borrower, (2) stamp or other taxes due with respect to the Loan Documents, (3) taxes and assessments, which now or in the future, are levied or assessed against the Collateral, and (4) taxes (except for ordinary income taxes) and assessments, which now or in the future, are levied or assessed against Lender in any way related to the Indebtedness or the Loan Documents.

"Taxpayer Identification Number" means 81-0571538.

Exhibit A

to

Loan Agreement

"Treasury Note Rate" means the latest Treasury Constant Maturity Series yields reported, for the last day for which such yields shall have been so reported as of the applicable LIBOR Business Day, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to 10 years.  If necessary, the yield will be determined by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice, and (ii) interpolating linearly between reported yields.

"UCC" means Title 47 of the Arizona Revised Statutes, as amended, modified (whether by the legislature or the court), superseded, repealed or re-codified, except to the extent the law of the State or the United States governs the creation, perfection, validity, or foreclosure of any liens upon or security interests in Collateral.

Exhibit A

to

Loan Agreement

EXHIBIT B

CONDITIONS PRECEDENT

Each of the following conditions must be satisfied, at Borrower's cost and to Lender's satisfaction (in Lender's sole discretion), before this Agreement is effective.

1.	Documents. Lender has received:
a.	fully executed originals of each Loan Document;
b.	immediately available funds from Borrower sufficient to reimburse Lender for all costs (including attorneys' fees) Lender incurred to underwrite, document and close the Loan;
c.	all evidence Lender, in its sole discretion, requires from Borrower or any Person to satisfy Lender's obligations to conduct due diligence on all customers under Applicable Law;
d.	Evidence that Borrower has opened the Deposit Account.
2.	No Default. On the day on which Lender receives the last satisfactory document under paragraph 1 above:
a.	no Event of Default exists; and
b.	no event exists that after delivery of notice or passage of time will become an Event of Default.

Exhibit B

to

Loan Agreement